UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2008

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 17, 2008, Tyson Foods, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement and Release (the “Settlement Agreement”) with respect to In re Tyson Foods, Inc. Consolidated Shareholders Litigation, C.A. No. 1106-CC, a stockholder derivative lawsuit against certain current and former directors of the Company and Tyson Limited Partnership. The lawsuit is pending in the Delaware Court of Chancery. The Settlement Agreement is subject to court approval.

The lawsuit consists of various derivative claims alleging that the defendants breached their fiduciary duties in connection with the approval of certain consulting contracts for Mr. Don Tyson in 2001 and 2004 and Mr. Robert Peterson in 2001; the approval and alleged inadequate disclosure during 2001-2004 of certain executive compensation; the approval of certain stock option grants in 1999, 2001 and 2003 which were allegedly “timed” to precede favorable announcements; and related-party transactions that were allegedly unfair and allegedly not reviewed or inadequately reviewed by independent directors. The consolidated complaint also asserted, among other things, an additional derivative claim related to defendants’ alleged breach of a 1997 settlement agreement in Herbets v. Tyson, et al., a derivative claim for contempt of the court’s final order in Herbets v. Tyson, et al., and a derivative claim for unjust enrichment pertaining to the other alleged claims. In addition, the consolidated complaint contained a putative class action claim that the Company’s 2004 proxy statement contained misrepresentations regarding certain executive compensation. Additional information with respect to In re Tyson Foods, Inc. Consolidated Shareholders Litigation may be found in the Company’s definitive proxy statement for its 2008 Annual Meeting of Stockholders filed on December 26, 2007.

Under the Settlement Agreement, all claims against all defendants will be dismissed. In exchange, Don Tyson and Tyson Limited Partnership, the Company’s largest stockholder, have agreed to pay the Company $4.5 million. No other defendant will make any payments. The Company has also agreed to implement or continue certain governance measures, which include the establishment of a nominating committee, appointment of a new independent director, and limitations on new related party transactions between the Company and Tyson Limited Partnership, Don Tyson, members of his family, or executive officers.

The Settlement Agreement was filed with the Delaware Court of Chancery on January 18, 2008. The Court is expected to issue a scheduling order after which time the Company’s stockholders will be formally notified and given the opportunity to submit any objections. This will be followed by a settlement hearing, which will likely be held in March or April of 2008.

The foregoing summary of the Settlement Agreement does not purport to be a complete description of such agreement and is subject to and qualified in its entirety by reference to the text of the Settlement Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On January 18, 2008, the Company issued a press release announcing the settlement of In re Tyson Foods, Inc. Consolidated Shareholders Litigation. The press release is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
99.1	Stipulation and Agreement of Settlement and Release
99.2	Press Release issued by the Company on January 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: January 18, 2008	By:	/s/ Craig J. Hart

	Name:	Craig J. Hart
	Title:	Senior Vice President, Controller and
Chief Accounting Officer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated January 17, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Stipulation and Agreement of Settlement and Release
99.2	Press Release issued by the Company on January 18, 2008